UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 26, 2020
Date of Report (date of earliest event reported)
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274		26-0037077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

6501 Legacy Drive	Plano	Texas	75024-3698
(Address of Principal Executive Offices)			(Zip Code)
(972) 431-1000
Registrant's telephone number, including area code
 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of 50 cents par value	JCP	New York Stock Exchange
Preferred Stock Purchase Rights	JCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefits Plans.
On March 31, 2020, J. C. Penney Company, Inc. (the “Company”) delivered a notice of blackout period concerning common stock of the Company, including stock trades within the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan, the J. C. Penney Corporation, Inc. Safe Harbor 401(k) Plan and the J. C. Penney Corporation, Inc. Mirror Savings Plan (collectively the “Plans”).  This notice was the result of the determination by Newport Trust Company (“Newport Trust”), the independent fiduciary and investment manager of the JCPenney Stock Fund, the investment fund under the Plans that holds shares of common stock of the Company, that the JCPenney Stock Fund be closed to new investments, including both participant contributions and transfers.  As a result of this action by Newport Trust, Plan participants’ contributions to the JCPenney Stock Fund will be directed instead to the default investment option provided under the applicable Plan until participants direct such contributions into another investment fund.

Newport Trust made this decision based on several factors, including the negative impact of the Coronavirus pandemic on the U.S. economy and global markets and the Company’s stock performance.  The blackout period began on March 26, 2020 and Newport Trust has not determined when the JCPenney Stock Fund will be able to accept any new contributions or transfers from other investment funds under the Plans.  Advance notice of the blackout period was not possible due to the quickly changing economic conditions resulting from the Coronavirus pandemic. During the blackout period, executive officers will be precluded from moving their existing account balances under the Plans out of the JCPenney Stock Fund.  In addition, during the blackout period, all Plan participants will not be permitted to purchase the Company’s common stock normally offered pursuant to the Plans.  Also, during the blackout period, subject to limited exceptions, the Company’s directors and executive officers will be prohibited from, directly or indirectly, purchasing, selling, or otherwise acquiring or transferring shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their service as a director or employment as an executive officer of the Company.

A copy of the blackout notice to executive officers and directors, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.
On March 31, 2020, the Company issued a press release announcing the continuation of the temporary closure of its stores and business offices due to the Coronavirus (COVID-19) pandemic.  As the result of the continued store closures, the Company also announced its decision to furlough a majority of store, supply chain and corporate associates.  The Company’s flagship store, jcp.com, its mobile app and customer care center remain open. A copy of the press release is filed herewith as Exhibit 99.2 hereto and is incorporated by reference herein.
Cautionary Statement Regarding Forward-Looking Information
The Company has included statements in this Current Report on Form 8-K that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Please refer to the Company’s Annual Report on Form 10-K for the year ended February 2, 2020 for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Blackout Notice to Executive Officers and Directors
	Exhibit 99.2	J. C. Penney Company, Inc. News Release issued March 31, 2020
	Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Bill Wafford
Bill Wafford
Executive Vice President, Chief Financial Officer

Date: March 31, 2020